UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2007

Yukon-Nevada Gold Corp.
(Exact name of registrant as specified in its charter)

To Be Assigned
(Commission File Number)

British Columbia, Canada	N/A
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

540 – 688 West Hastings Street, Vancouver, British Columbia, Canada V63 1P1
(Address of principal executive offices, including Zip Code)

(604) 688-9427
Registrant’s telephone number, including area code

Queenstake Resources Ltd., 999 18th Street, Suite 2940, Denver, CO 80202
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

On June 21, 2007, Yukon-Nevada Gold Corp. (“Yukon-Nevada”) issued a press release announcing the closing, on June 20, 2007, of the Arrangement (as defined below) pursuant to the definitive combination agreement (the “Agreement”), dated March 16, 2007, between Queenstake Resources Ltd. (“Queenstake”) and YGC Resources Ltd. (“YGC”), resulting in the combination of the businesses of YGC and Queenstake to form Yukon-Nevada. The press release is furnished as Exhibit 99.1 and is attached hereto.

The Agreement provides for the combination of the businesses of YGC and Queenstake by way of a plan of arrangement effected under the provisions of the British Columbia Business Corporations Act, whereby Queenstake became a wholly-owned subsidiary of YGC. Upon completion of the arrangement (the “Arrangement”), YGC changed its name to Yukon-Nevada. Under the agreed upon terms, shareholders of Queenstake received one common share of Yukon-Nevada for each ten shares of Queenstake held. Outstanding Queenstake warrants and options were assumed or exchanged by Yukon-Nevada on the basis of the same ratio. The transaction combined Queenstake’s and YGC’s mineral property interests in North America to create operating efficiency with emphasis on production from the Jerritt Canyon gold mine in Nevada, and the advancement towards near term production of the Ketza River gold property in the Yukon.

In consequence of the completion of the Arrangement, Yukon Gold, formerly YGC, is the successor registrant to Queenstake under the Securities Exchange Act of 1934, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1 Press Release of Yukon-Nevada Gold Corp. dated June 21, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUKON-NEVADA GOLD CORP.

By:	/s/ Christopher Oxner
Christopher Oxner
Chief Financial Officer
Date: June 21, 2007